Exhibit 99.1

[GRAPHIC OMITTED] MARITRANS                                   NEWS
                  TWO HARBOUR PLACE                           RELEASE
                  302 KNIGHTS RUN AVENUE
                  TAMPA, FL 33602
                  813-209-0600
                  800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (610) 595-8055

                    MARITRANS REPORTS THIRD QUARTER EARNINGS
                         AND DECLARES QUARTERLY DIVIDEND

         TAMPA, FL - (November 3, 2004) - Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced its third quarter financial results and declared its quarterly dividend.

         Net income for the quarter ended September 30, 2004 was $3.5 million, or $0.41 diluted earnings per share, on revenues of $38.3 million. This compares with net income of $8.6 million, or $1.02 diluted earnings per share, on revenues of $33.7 million for the quarter ended September 30, 2003. Operating income for the quarter ended September 30, 2004 was $3.4 million compared to $2.0 million for the quarter ended September 30, 2003. The third quarter of 2004 net income included the reversal of an income tax reserve of $1.7 million, or $0.20 diluted earnings per share. The third quarter of 2003 net income included the reversal of an income tax reserve of $7.7 million, or $0.92 diluted earnings per share.

         On a Time Charter Equivalent ("TCE") basis, a commonly used industry measure where direct voyage costs are deducted from revenue, TCE revenue was $30.1 million for the quarter ended September 30, 2004 compared to $28.0 million for the quarter ended September 30, 2003. TCE revenue is a non-GAAP financial measure and a reconciliation of TCE revenue to revenue calculated in accordance with GAAP is attached.

         During the third quarter, the Company experienced lower overall utilization than in the third quarter of 2003. Utilization for the third quarter of 2004 was 81.2% compared to 82.2% in the third quarter of 2003. This resulted primarily from significant weather related delays. During the quarter, the Company experienced three significant storms that affected the vessels operating in the Gulf of Mexico at that time and resulted in a loss of approximately 60 operating days across the fleet. However, in the third quarter of 2003 the Company experienced a higher level of out of service time for planned maintenance than in the current quarter.

         Jonathan Whitworth, Chief Executive Officer of Maritrans, commented, "I am pleased to announce solid quarterly results despite being impacted by lower utilization due to multiple hurricanes particularly affecting our Florida based operations. Maritrans' ability to post these solid results highlights our success at effectively taking advantage of strong demand for our Jones Act Vessels as well as our efforts to achieve an appropriate spot market/contract balance. I commend our dedicated crew for their hard work in ensuring that our vessels and cargos were protected from the adverse weather that occurred during the quarter as well as ensuring our customer needs were met."

                                    - MORE -

Maritrans Reports Third Quarter Earnings and Declares Quarterly Dividend
Page 2
November 3, 2004

FLEET AND MARKET REPORT

         Maritrans owns and operates a fleet of 15 units consisting of four oil tankers and 11 oceangoing married tug/barge units. Approximately 64% of the Company's capacity is double-hulled compared to the Jones Act fleet average of 45%.

         The majority of the Company's fleet was deployed on contract business during the third quarter of 2004. During the quarter, the Company maintained approximately 76% of its business on long-term contracts, which accounted for approximately $29.1 million in revenue.

         Spot market rates were higher in the third quarter of 2004 than the same period of 2003. During the quarter an increased number of U.S. Jones Act vessels transported spot cargos from the Gulf of Mexico to the U.S. West Coast, due to the increased demand for gasoline blend components resulting from the MTBE ban in California and Washington. Low clean product inventories, triggered by strong demand and hurricane related supply disruptions supported the high spot rates. Reduced clean product imports into the primary areas the Company serves also had a positive impact on spot rates. This import reduction was caused by the continuing increase in world demand for transportation fuels, particularly in Asia. The Company expects spot market rates, which averaged approximately 20% higher than in 2003, to remain steady or increase during the remainder of 2004 and to have a positive impact on contract rates going forward. Even with the increased exposure to the spot market, a majority of the Company's business will remain on contract through the remainder of 2004.

         Mr. Whitworth added, "During the quarter Maritrans has made progress enhancing its fleet deployment strategy. Striking the right balance between spot market coverage and contracts is important for Maritrans and provides an additional opportunity for the Company to increase its earnings power. As we move forward, we will continue to evaluate the optimal mix and will operate each quarter with this goal in mind. Through this balanced approach, our focus will be on providing shareholders with both earnings stability and upside potential."

DOUBLE-HULL REBUILDING PROGRAM

         Since 1998, Maritrans has been actively engaged in a double-hull rebuilding program aimed at ensuring that the Company's Jones Act fleet is compliant with the U.S. Oil Pollution Act of 1990 ("OPA"). Maritrans' patented process enables the Company to convert its vessels for approximately half the cost of building new vessels. Maritrans has successfully rebuilt five of the original nine single-hull barges requiring conversion to a double-hull.

         Maritrans estimates that the total cost of its barge rebuilding program will exceed $200 million, of which $100 million has been spent to date. In the third quarter of 2004, the Company began rebuilding its barge, the OCEAN 193. The rebuild is expected to be completed in the first half of 2005, at a cost of nearly $26 million. As of September 30, 2004, $10.8 million has been paid to the shipyard contractor for this project. The OCEAN 193 rebuild will include the insertion of a "midbody" which will increase her cargo-carrying capacity by approximately 30,000 barrels. She will re-enter the fleet renamed the M209.

         Also in the third quarter of 2004, refurbishment began on the tugboat ENTERPRISE which currently works with the OCEAN 193. The refurbishment is expected to be completed in the first half of 2005, at a cost of approximately $4.5 million. As of September 30, 2004, $0.3 million has been paid for this project.
         The Company has patented a double-hull conversion process for both barges and tank ships and continues to evaluate the possibility of converting its two single-hull tank ships into double-hull vessels.

                                    - MORE -

Maritrans Reports Third Quarter Earnings and Declares Quarterly Dividend
Page 3
November 3, 2004

         Mr. Whitworth concluded, "Maritrans' leadership in developing an OPA-compliant fleet positions the Company to benefit from strong long-term industry fundamentals. We will continue to focus on operating a quality fleet that meets stringent safety and environmental standards while looking for ways to strengthen our financial performance. Over the long-term, we are well positioned to take advantage of expected rate increases due to the anticipated shortage of OPA-compliant Jones Act tonnage."

MANAGEMENT TEAM ADDITION

         In September 2004, Maritrans appointed Chris Flanagan as Senior Vice President of the Engineering and Maintenance Division of the Operating Company. Prior to joining Maritrans, Mr. Flanagan was employed by SeaRiver Maritime Inc., a wholly owned affiliate of ExxonMobil Corporation, for over 22 years. At SeaRiver, Mr. Flanagan held various senior management positions and was responsible for engineering and maintenance activities for a fleet of tankers, tugs and barges. Mr. Flanagan is a graduate of the U.S. Merchant Marine Academy and holds an MBA from the University of Houston.

         Commenting on the recent hire, Mr. Whitworth stated, "Chris Flanagan is another highly qualified senior executive with over 20 years of experience to join the already talented management team at Maritrans. Chris' focus will be on our extensive rebuilding program and meeting our future engineering requirements. We welcome Chris to the Maritrans family and look forward to benefiting from his leadership and extensive experience".

DIVIDEND

         Maritrans' Board of Directors declared a quarterly dividend of $0.11 per share, payable on December 1, 2004, to shareholders of record on November 17, 2004. The ex-dividend date will be November 15, 2004.

CONFERENCE CALL INFORMATION

         Maritrans' management will host a conference call on November 4, 2004, at 9:00 a.m. Eastern time to discuss the Company's third quarter results. To access this call, please dial 800-500-0311. A replay of the call may be accessed by dialing 888-203-1112 and providing the reservation number 822777. The replay will be available from 12:00 p.m. Eastern time on November 4, 2004, to 11:59 p.m. Eastern time on November 11, 2004. The conference call will also be webcast live on Maritrans' website, www.maritrans.com and will be available on the website through November 11, 2004.

ABOUT MARITRANS

         Maritrans Inc. is a U.S. based company with a 76-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans owns and operates one of the largest fleets serving the U.S. coastwise trade. This fleet consists of four oil tankers and eleven oceangoing married tug/barge units with an aggregate fleet capacity of approximately 3.6 million barrels, of which 64% of capacity is double-hulled (see attached Rebuilding Schedule). Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.

                                    - MORE -

Maritrans Reports Third Quarter Earnings and Declares Quarterly Dividend
Page 4
November 3, 2004

SAFE HARBOR STATEMENT

         The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from those expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), the timing and success of our double-hull rebuilding program, demand for petroleum products, future spot market rates, demand for our services, levels of foreign imports, changes in interest rates, the effect of war or terrorist activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                  ($ THOUSANDS)

                                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                       SEPTEMBER 30,
                                                                   2004            2003                 2004           2003
                                                                  -------        -------              --------       --------
REVENUE                                                           $38,285        $33,684              $109,693       $105,825
VOYAGE COSTS                                                        8,167          5,658                20,576         18,519
                                                                  -------        -------              --------       --------
TIME CHARTER EQUIVALENT                                           $30,118        $28,026              $ 89,117       $ 87,306
                                                                  =======        =======              ========       ========

              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
                     ($ THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                        SEPTEMBER 30,
                                                                   2004           2003                  2004           2003
                                                                  -------        -------              --------        --------
REVENUE                                                           $38,285        $33,684              $109,693        $105,825
OPERATIONS EXPENSE
   OPERATIONS                                                      12,768         12,592                37,113          36,688
   VOYAGE COSTS                                                     8,167          5,658                20,576          18,519
MAINTENANCE EXPENSE                                                 5,185          6,094                15,670          16,105
GENERAL AND ADMINISTRATIVE EXPENSE                                  2,907          2,079                 8,444           6,364
DEPRECIATION AND AMORTIZATION EXPENSE                               5,852          5,216                16,321          15,495
GAIN ON SALE OF ASSETS                                                 --             --                    --          (1,099)
                                                                  -------        -------              --------        --------
OPERATING INCOME                                                    3,406          2,045                11,569          13,753
OTHER INCOME                                                           84            197                   512             591
INTEREST EXPENSE                                                     (791)          (809)               (1,544)         (1,906)
                                                                  -------        -------              --------        --------
PRE-TAX INCOME                                                      2,699          1,433                10,537          12,438
INCOME TAX (BENEFIT) PROVISION                                       (793)        (7,170)                2,146          (3,098)
                                                                  -------        -------              --------        --------
NET INCOME                                                        $ 3,492        $ 8,603              $  8,391        $ 15,536
                                                                  =======        =======              ========        ========

DILUTED EARNINGS PER SHARE                                        $  0.41        $  1.02              $   1.00        $   1.84
DILUTED SHARES OUTSTANDING                                          8,448          8,408                 8,425           8,427
CAPITAL EXPENDITURES                                              $ 5,157        $ 6,894              $ 24,756        $ 14,880

UTILIZATION OF CALENDAR DAYS                                         81.2%          82.2%                 81.2%           86.2%
BARRELS CARRIED (IN MILLIONS)                                        43.4           44.4                 130.7           136.7
AVAILABLE DAYS                                                      1,261          1,217                 3,679           3,774


Maritrans Reports Third Quarter Earnings and Declares Quarterly Dividend
Page 5
November 3, 2004

           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
                                  ($ THOUSANDS)
                                  -------------

                                                                             SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                             ------------------          -----------------
CASH AND CASH EQUIVALENTS                                                         $ 11,133                    $  3,614
OTHER CURRENT ASSETS                                                                29,893                      24,417
NET VESSELS AND EQUIPMENT                                                          189,163                     180,728
OTHER ASSETS                                                                         3,376                      11,770
                                                                                  --------                    --------
TOTAL ASSETS                                                                      $233,565                    $220,529
                                                                                  ========                    ========

CURRENT PORTION OF DEBT                                                           $  3,703                    $  2,533
TOTAL OTHER CURRENT LIABILITIES                                                     20,046                      18,412
LONG-TERM DEBT                                                                      60,332                      57,560
DEFERRED SHIPYARD COSTS AND OTHER                                                   12,706                       9,702
DEFERRED INCOME TAXES                                                               45,510                      47,148
STOCKHOLDERS' EQUITY                                                                91,268                      85,174
                                                                                  --------                    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $233,565                    $220,529
                                                                                  ========                    ========

      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
                                  ($ THOUSANDS)
                                  -------------

                                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                                         2004             2003
                                                                                       --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                                             $  8,391         $ 15,536
DEPRECIATION AND AMORTIZATION                                                            16,321           15,495
OTHER                                                                                    (1,084)          (1,542)
                                                                                       --------         --------
TOTAL ADJUSTMENTS TO NET INCOME                                                          15,237           13,953
                                                                                       --------         --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                            23,628           29,489

NET CASH USED IN INVESTING ACTIVITIES                                                   (17,382)         (12,695)
                                                                                       --------         --------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                       1,273          (14,646)
                                                                                       --------         --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 7,519            2,148
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          3,614              239
                                                                                       --------         --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                             $ 11,133         $  2,387
                                                                                       ========         ========


Maritrans Reports Third Quarter Earnings and Declares Quarterly Dividend
Page 6
November 3, 2004



                               REBUILDING SCHEDULE

                                                                      DOUBLE-HULL
        BARGES            CAPACITY IN BARRELS     DOUBLE-HULL       REDELIVERY DATE   MARRIED TUGBOAT       HORSEPOWER
        ------            -------------------     -----------       ---------------   ---------------       ----------
MARITRANS 400                   380,000                YES                #           CONSTITUTION             11,000
MARITRANS 300                   265,000                YES                #           LIBERTY                   7,000
M 254                           250,000                YES               2002         INTREPID                  6,000
M 252                           250,000                YES               2002         NAVIGATOR                 6,000
M 244                           245,000                YES               2000         SEAFARER                  6,000
OCEAN 215                       210,000                NO                 ^           FREEDOM                   6,000
OCEAN 211                       207,000                NO                 ^           INDEPENDENCE              6,000
OCEAN 210                       207,000                NO                 ^           COLOMBIA                  6,000
M 214                           214,000                YES               2004         HONOUR                    6,000
OCEAN 193                       178,000                NO             EST. 2005       ENTERPRISE                6,000
M 192                           175,000                YES               1998         VALOUR                    6,000

OIL TANKERS               CAPACITY IN BARRELS      DOUBLE-HULL
-----------               -------------------      -----------
ALLEGIANCE                      252,000                NO                 ^
PERSEVERANCE                    252,000                NO                 ^


INTEGRITY                       265,000                YES                #
DILIGENCE                       265,000                YES                #

    # These vessels were originally built with double-hulls.

    ^ A decision to rebuild has not yet been made.


                                      ###